Exhibit 10.15

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of August 3, 2010 (the “Effective Date”), by and between GEORGE S. NOLTE. JR., an individual resident of the State of California (“George Nolte”), and GEORGE S. NOLTE, JR. AND JACQUELINE A. NOLTE, AS TRUSTEES OF THE NOLTE FAMILY TRUST u/t/a dated March 28, 1989, as amended and restated August 20, 2001 (the “Trust”) (George Nolte and the Trust are collectively referred to herein as, the “Seller”), and VERTICAL V, INC., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller, Buyer and the Company (as hereinafter defined) executed a term sheet dated May 19, 2010 (the “Term Sheet”) regarding the terms of Buyer’s purchase from the Trust, all 133,252 shares of common stock owned by the Trust (the “Purchased Shares”) of NOLTE ASSOCIATES, INC., a California corporation (the “Company”);

WHEREAS, this Agreement is intended to set forth the parties’ agreement regarding the terms and conditions under which Seller agrees to sell, and Buyer agrees to purchase, the Purchased Shares.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase and Sale. In exchange for the Purchase Price (as hereinafter defined) and subject to the terms and conditions hereof, Seller agrees to sell, assign, transfer, convey and deliver to Buyer on the Closing Date (as hereinafter defined), and Buyer agrees to purchase and accept delivery from Seller on the Closing Date, the Purchased Shares, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind.

2. Purchase Price and Payment. The purchase price (the “Purchase Price”) of the Purchased Shares shall be Three Million Eight Hundred Twelve Thousand Three Hundred Thirty Nine and 72/100 Dollars ($3,812,339.72), which equates to Twenty Eight and 61/100 Dollars ($28.61) per share. The Purchase Price shall be payable as follows: (i) at Closing, an amount equal to Four Hundred Seventy Six Thousand Five Hundred Forty Two and 47/100 ($476,542.47) (the “Closing Payment”), and (ii) the remaining portion of the Purchase Price shall be payable in the form of a promissory note (the “Promissory Note”) from Buyer which provides for payments to Seller on terms substantially similar to the terms of the Buy-Sell Agreement if he sold the Purchased Shares to the Company as of the Closing Date. The Promissory Note shall be substantially in the same form as the attached Exhibit “A” and by this reference incorporated herein and shall provide for the following terms in addition to those indicated above: (i) the Company shall be a guarantor and shall provide a guaranty substantially in the form attached hereto as Exhibit “B” and by this referenced incorporated herein, (ii) no security shall be provided, (iii) the payments due Seller under the Note shall be subordinated to Buyer’s and the Company’s obligations to their lender incurred with respect to Buyer’s stock purchase from the Company as described in the Term Sheet, and (iv) such other terms as are customary for promissory notes of this type. Buyer shall pay the Closing Payment at Closing by wire transfer based on wire instructions provided by Seller to Buyer prior to Closing.

3. Closing Date. The closing of the transaction provided for herein (the “Closing”) shall take place by the exchange of the documents, instruments, agreements and other items described in

Section 4 and Section 5 hereof and shall be on August 3, 2010, or such later date as the Buyer designates to permit Buyer to coordinate the Closing with Buyer’s separate stock purchase closing with the Company, but in any event not later than September 1, 2010 (the “Closing Date”), unless otherwise mutually agreed to in writing by the parties hereto.

4. Deliveries By Seller. At the Closing, Seller shall deliver the following to Buyer:

(a) Purchased Shares. All stock certificates representing the Purchased Shares, together with all necessary stock transfer tax stamps and duly executed stock powers transferring same.

(b) Board of Directors Consent. A written consent of the board of directors of the Company consenting to the transfer of the Purchased Shares contemplated by this Agreement consistent with Section 1.2 of that certain Fourth Amended and Restated Buy-Sell Agreement of Nolte Associates, Inc., dated October 1, 2007, as amended (the “Buy-Sell Agreement”).

(c) Non-Solicitation Agreement. A non-solicitation agreement between Seller and the Company in substantially the same form attached hereto as Exhibit “C” and by its reference incorporated herein which is similar in terms to Section 14.9 of the Buy-Sell Agreement, provided the term of Seller’s obligations under such agreement shall be five (5) years.

(d) Consulting Agreement. A consulting agreement (the “Consulting Agreement”) in substantially the same form attached hereto as Exhibit “D” and by this reference incorporated herein which provides for the Company providing for Seller’s engagement as a consultant with the Company for a period of two (2) years (the “Initial Consulting Term”) at an annual salary of $36,000, payable in equal monthly installments, and that Seller’s title shall be “Chairman Emeritus”. After the Initial Consulting Term the Consulting Agreement shall continue on a month-to-month basis subject to the same terms and conditions. Seller shall have such duties under the Consulting Agreement as may from time to time be mutually agreed to by Seller and the Company.

(e) Written Resignation. Seller shall execute a written resignation of all officer positions with the Company and its subsidiaries, and as a member of the board of the directors of the Company and all its subsidiaries.

(f) Other Documents. All other agreements, certificates, instruments and documents reasonably requested by Buyer in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement.

5. Delivery by Buyer. At the Closing, Buyer shall deliver the following to Seller:

(a) Purchase Price. Buyer shall fund the Closing Payment portion of the Purchase Price consistent with the terms of Section 2 above, and Buyer shall execute and deliver to Seller the Promissory Note.

(b) Other Documents. All other agreements, certificates, instruments and documents reasonably requested by Seller in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement.

(c) Board of Directors Consent. A written consent of the board of directors of Buyer authorizing the purchase of the Purchased Shares.

6. Limited Representations from Buyer Regarding the Company. The Term Sheet requires the parties to execute a stock purchase agreement containing customary representations and warranties, covenants and indemnities. Buyer agrees for purposes of this Agreement that he is making the same representations to Seller that may be negotiated under the terms of the stock purchase agreement between Buyer and the Company (the “Company Stock Purchase Agreement”). Except as otherwise set forth in this Agreement, Buyer agrees to purchase the Purchased Shares from Seller without Seller making any representations or warranties of any type concerning the financial condition, current operations or future prospects of the Company.

7. Release of Parties.

(a) Seller’s Release. Seller hereby releases, acquits and forever discharges the Company, Buyer and any and all of their respective officers, directors, agents, servants, employees, attorneys, representatives, shareholders, beneficiaries, successors, and assigns (collectively referred to as the “Company Released Parties”) from any and all claims, contingent claims, counter-claims, third-party claims, liabilities, demands, losses, judgments, actions, suits, causes of action, accounting rights, damages, punitive damages, and interests, direct or derivative, known or unknown, choate or inchoate, and whether or not the Company Released Parties and/or any of them are at fault, that Seller had, now has, may have at any time in the future, or claims to have or have had, from the beginning of the world through and including the Closing Date of this Agreement, as a result of, concerning arising from or with respect to the Purchased Shares or the Seller’s sale thereof or Seller’s employment with the Company, provided however Seller shall be entitled to enforce the terms of this Agreement and the Promissory Note against the Company and the Buyer.

(b) Buyer’s and Company’s Release. Buyer and Company hereby release, acquit and forever discharge Seller and any and all of his respective agents, servants, employees, attorneys, representatives, beneficiaries, successors, and assigns (collectively referred to as the “Seller Released Parties”) from any and all claims, contingent claims, counter-claims, third-party claims, liabilities, demands, losses, judgments, actions, suits, causes of action, accounting rights, damages, punitive damages, and interests, direct or derivative, known or unknown, choate or inchoate, and whether or not the Seller Released Parties and/or any of them are at fault, that Buyer and Company had, now has, may have at any time in the future, or claims to have or have had, from the beginning of the world through and including the Closing Date of this Agreement, as a result of, concerning arising from or with respect to the Purchased Shares or the Seller’s sale thereof or Seller’s employment with the Company. Notwithstanding the foregoing, nothing in this Section 7(b) shall be a release with regard to the Seller Released Parties as to this Agreement, the Non-Solicitation Agreement and/or the Consulting Agreement, nor shall this Section 7(b) limit Buyer’s ability to enforce, as against Seller Release Parties, the terms of this Agreement, the Non-Solicitation Agreement and/or the Consulting Agreement, as the case may be.

(c) Waiver of Unknown Claims. Each party hereto waives any and all rights in connection with the matters released in Section 7(a) and 7(b) above, which each may have under the provisions of California Civil Code § 1542 or any comparable federal or state statute or rule of law. California Civil Code §1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR

8. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that each of the following statements is true and correct on the date hereof and shall be so true and correct on the Closing Date:

(a) Title to Purchased Shares. The Trust owns, possesses, controls and has good, valid and marketable title to the Purchased Shares, free and clear of all liens, claims and rights of others, except for any rights created pursuant to the Stockholders’ Agreement. After Closing, Buyer shall have good, valid and marketable title to the Purchased Shares, free and clear of any liens, claims and rights of others, except for any rights created pursuant to the Buy-Sell Agreement. The Purchased Shares represent all of the capital stock of the Company owned by Seller. Seller hold no warrants, options or other stock purchase rights to purchase shares of capital stock of the Company or which can be converted into capital stock of the Company.

(b) Power of Seller. Seller has the necessary power and authority to enter into and perform the obligations hereunder.

(c) Broker. Seller has not retained any broker, finder or agent or agreed to pay any brokerage fees, finders fees or commissions with respect to the transactions contemplated herein.

(d) Purchase Price. Seller has negotiated the Purchase Price as part of an arms-length transaction and acknowledges that the Purchase Price is fair and reasonable.

9. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that each of the following statements is true and correct on the date hereof and shall be so true and correct on the Closing Date:

(a) Brokers. Buyer has not retained any broker, finder or agent or agreed to pay any brokerage fees, finders fees or commissions with respect to the transactions contemplated herein.

(b) Power of Buyer. Buyer has the necessary power and authority to enter into and perform the obligations hereunder.

(c) No Distribution. Buyer is purchasing the Purchased Shares for his own account, for investment and not for distribution or resale to others.

(d) Purchase for Own Account. The Purchased Shares are being acquired for investment for Buyer’s own account and not for any other person or entity, and for investment purposes only and without any view to distribute, resell or otherwise transfer the same.

(e) Accredited Investor. Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

(f) No General Solicitation. Buyer acknowledges that the offer and sale of the Purchased Shares was not made by any general solicitation or by means of general advertising.

(g) Representations and Warranties. All of the representations and warranties of Buyer set forth in this Agreement and the Company Stock Purchase Agreement are true and correct, and Seller is entitled to rely on the truth and correctness of such representations and warranties in connection with the purchase and sale of the Purchased Shares contemplated hereby.

(h) Purchase Price. Buyer has negotiated the Purchase Price as part of an arms-length transaction and acknowledges that the Purchase Price is fair and reasonable.

10. Conditions Precedent.

(a) Seller’s Obligations. Buyer’s obligation to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions, except to the extent that such satisfaction is waived by Buyer in writing:

(i) All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were again made on the Closing Date.

(ii) Seller shall have duly performed or complied with all of the material obligations under this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

(b) Buyer’s Obligations. Seller’s obligation to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions, except to the extent that such satisfaction is waived by Seller in writing:

(i) All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were again made on the Closing Date.

(ii) Buyer shall have duly performed or complied with all of the material obligations under this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

11. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect any of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provisions had not been inserted.

12. Further Assurances. At and after the Closings, each of Seller and Buyer shall execute and deliver such additional instruments and documents as the other may reasonably request in order to carry into effect the transactions contemplated hereby.

13. Notices. Any notice required or permitted to be delivered pursuant to the terms of this Agreement shall be considered to have been sufficiently delivered within three (3) days of the date placed in the U.S. Mail if mailed by U.S. Mail, certified or registered, postage prepaid, or on the same day sent by telecopy provided such is sent on a business day and the sender has received confirmation of the delivery of such telecopy, or one (1) business day after being entrusted for delivery with a reputable overnight courier service, and addressed as set forth below the signature of the party to whom notice is being given, or to such other address as the parties may from time to time designate by notice in writing to the other party.

14. Headings. The headings used herein are used for convenience of reference only and shall not constitute a part of this Agreement. References to “Sections,” “schedules” and “exhibits” are references to the Sections, schedules and exhibits to this Agreement. References to this “Agreement” are references to this Agreement together with all documents, schedules and exhibits executed together herewith.

15. Benefit. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of Seller and Buyer. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies on any persons other than the parties hereto and their successors and assigns, except that the representations and warranties set forth herein as well as the provisions of Sections 6 & 7 shall inure to the benefit of the Company and Seller, as the case may be, and the provisions of Section 7 shall also inure to the benefit of the other Company Released Parties and Seller Released Parties, as the case may be.

16. Governing Law. This Agreement shall be governed by California law, without regard to its principles of conflict of laws. Jurisdiction and venue for any proceeding regarding this Agreement shall be in San Francisco County, California.

17. Expenses. Each party shall bear its own costs and expenses in connection with the negotiation, execution and performance of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Assignment. Neither party may assign its rights under this Agreement or delegate its duties hereunder without the prior written consent of the other party.

20. Entire Agreement. This Agreement, together with the schedules and exhibits hereto, and the other documents, instruments and agreements executed by Buyer in connection herewith, set forth the entire understanding and agreement between the parties hereto and shall supersede and take the place of any other instrument purporting to be an agreement between the parties hereto relating to the transactions contemplated hereby. The parties have not relied upon any promises, representations, warranties, agreements, covenants or undertakings other than those expressly set forth or referred to herein.

21. Amendment. No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

22. Litigation. If any litigation arises relating to this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees and court costs, including the attorney’s fees and costs incurred on any appeal and any fees and costs associated with the collection thereof.

23. Interpretation. This Agreement shall not be construed more strictly against one party than against the other merely because it may have been prepared by counsel for one of the parties, it being recognized that all parties have contributed substantially and materially to its preparation.

24. No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

IN WITNESS WHEREOF, the parties hereto have their duly authorized representative to executed this Agreement below.

SELLER:		BUYER: Vertical V, Inc.

By:	/s/ George S. Nolte, Jr.	By:	/s/ Dickerson Wright
Name: George S. Nolte, Jr., individually		Name: Dickerson Wright Title: Chief Executive Officer

Address for Notices:		Address for Notices:

9785 Powerhouse Road Newcastle, CA 95658		Vertical V, Inc. 200 South Park Road
Fax:		Suite 350
Hollywood, FL 33021-8798 Attn: CEO and General Counsel Fax: 354-495-2101

SELLER:

The Nolte Family Trust u/t/a dated March 28, 1989, as amended and restated August 20, 2001

By:	/s/ George S. Nolte, Jr.
Name: George S. Nolte, Jr., as Trustee

By:	/s/ Jacqueline A. Nolte
Name: Jacqueline A. Nolte, as Trustee

Address for Notices:

9785 Powerhouse Road
Newcastle, CA 95658
Fax:

Joinder by Company:

The Company joins in the execution and delivery of this Agreement for the purpose of acknowledging and agreeing to the terms applicable to the Company.

Nolte Associates, Inc.

By:	/s/ Kenneth A. Rudolph
Name: Kenneth A. Rudolph Title: President

EXHIBIT “A”

Form of Promissory Note

PROMISSORY NOTE

$3,335,797.26	August 3, 2010

Executed at San Diego, California

FOR VALUE RECEIVED, the undersigned, VERTICAL V, INC., a Delaware corporation (“Buyer”), promises to pay to the order of GEORGE S. NOLTE, JR. AND JACQUELINE A. NOLTE, as Trustees of The Nolte Family Trust u/t/a dated March 28, 1989, as amended and restated August 20, 2001 (“Seller”), at 9785 Powerhouse Road, Newcastle, California 95658, or at such other place as Seller may designate in writing to Buyer, the principal sum of Three Million Three Hundred Thirty Five Thousand Seven Hundred Ninety Seven and 26/100 DOLLARS ($3,335,797.26) of United States funds, as set forth below.

I. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Stock Purchase Agreement, dated August 3, 2010, by and between Buyer and Seller (the “Stock Purchase Agreement”), except to the extent such capitalized terms are otherwise defined or limited herein.

II. Payment of Principal and Interest. On each Payment Date (as defined below) through and including the Maturity Date (as defined below), Buyer shall make quarterly payments of principal and interest based on the Applicable Interest Rate. For the quarterly payments payable on each Payment Date during the calendar year in which the Closing Date occurs, the amount of each quarterly payment of principal and interest will be calculated as a fully-amortized loan to be paid over twenty-eight (28) quarters (the “Pay-out Period”). For the quarterly payments payable on each Payment Date during each subsequent calendar year, the quarterly equal payments of principal and interest for each such year shall be recalculated annually on January 1s of each calendar year to be the amount that would be sufficient to repay in full the unpaid principal amount owed as of the last day of the previous calendar year through the remaining term of this Note, plus interest at the Applicable Interest Rate, in equal quarterly payments. For all years after the year in which the Closing Date occurs, the annual process of recalculating the amount of principal and interest paid will occur as set forth above and continue until all outstanding principal, accrued and unpaid interest and costs and expenses due Seller under this Promissory Note are paid in full. In any event, on the Maturity Date, the loan evidenced herein shall mature and all outstanding principal, accrued and unpaid interest and costs and expenses due Seller under this Promissory Note shall be due and payable to Seller. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed in the period. Buyer may prepay the amounts due hereunder at any time without penalty. Payments will be credited first to costs of collection and other charges for which Buyer is responsible pursuant to this Promissory Note, and the remainder to the outstanding principal due under this Promissory Note.

As used herein the following terms shall have the following meanings: (a) “Applicable Interest Rate” shall mean a per annum interest rate which is equal to the sum of (1) the “prime” rate as of the last day of the previous calendar year as published in The Wall Street Journal, adjusted on January 1 of each calendar year, plus (2) one percentage point (1%); provided, however, in no event shall the Applicable Interest Rate be more than the lesser of (i) seven percent (7%) per annum, or (ii) the then prevailing maximum legal rate of interest for loans similar to the loan evidenced by this Promissory Note; (b) “Calendar Quarter” shall mean January 1 to March 31, April 1 to June 30, July 1 to September 30, and October 1 to December 31; (c) “Maturity Date” shall mean July 29, 2017; and (d) “Payment Date” shall mean the respective quarterly payment due dates commencing on the last day of the Calendar Quarter following the Calendar Quarter in which the Closing Date occurs and continuing on the last day of each Calendar Quarter thereafter until (and including) the Maturity Date.

III. Conversion of Principal to Buyer Shares. In the event that the Buyer’s shares shall be Registered under the Securities Act, then at any time within ninety (90) days thereafter, Seller may deliver a written notice to Buyer requesting that Buyer convert all or a portion of the outstanding principal hereunder into shares of common stock in Buyer (“Shares”), subject to the following limitations: (i) no more than twenty five (25%) percent of then original principal amount of this Note can be converted, and (ii) any additional principal over the limitation in (i) may only be converted at the absolute discretion of the Buyer. If such limitations are satisfied, Buyer shall within fifteen (15) days after receiving such notice issue Shares to Seller on a conversion ratio equal to the product of (i) the amount of principal to be converted, divided by (ii) the reported final per share trading price of Buyer’s shares two (2) business days prior the conversion date. Upon conversion of any principal due hereunder to Shares, such principal amount shall be deemed paid in full and extinguished. Following conversion of the principal hereunder, Buyer will deliver to the applicable holder a certificate or certificates representing the number of Shares being acquired upon such conversion. In exchange, Seller shall deliver the original Promissory Note and shall accept in return a replacement promissory note substantially the same as this Note, with the principal amortization modified to reflect the then outstanding principal amount which shall be amortized over the remaining original term of this Note. For purposes hereof, the following definitions shall apply: (i) “Registered” means a registration effected by preparing and filing a registration statement under the Securities Act, as amended, and the declaration or ordering of effectiveness of such registration statement. (ii) “Securities Act” means the Securities Act of 1933, as amended. Seller acknowledges that Seller must bear the economic risk of investing in the Shares for an indefinite period of time because the Shares will not have been Registered under the Securities Act, and the Buyer is under no obligation to register the Shares. Seller must hold the Shares until they are subsequently registered under the Securities Act or Seller can transfer them under an exemption from such registration. Seller must acquire the Shares solely for Seller’s own account for investment purposes and not with a view toward, or for resale in connection with, any “distribution”, as that term is used in the Securities Act.

IV. Default; Remedies.

Any one or more of the following shall constitute a default (“Default”) under this Promissory Note if not cured within the cure period referenced in the applicable subparagraph:

(a) Failure of Buyer to pay the outstanding principal due under this Promissory Note on the due dates therefor.

(b) Failure of Buyer to pay the amount of any costs, expenses or fees (including reasonable attorneys’ fees and expenses at the pre-trial, trial and appellate levels) of Seller as required by any provision of this Promissory Note, and the failure to cure such default within ten (10) days after written notice of such default from Seller.

(c) The institution of any bankruptcy, reorganization or insolvency proceedings against Buyer or the appointment of a receiver or a similar official with respect to all or a substantial part of the properties of Buyer and a failure to have such proceedings dismissed or such appointment vacated within a period of sixty (60) days.

(d) The institution of any voluntary bankruptcy, reorganization or insolvency proceedings by Buyer or the appointment of a receiver or a similar official with respect to all or a substantial part of the properties of Buyer at the instance of Buyer.

(e) Buyer (i) assigns, sells, or transfers in one or a series of transactions substantially all of the Purchased Shares to a person or entity not controlled by Buyer, (ii) assigns, sells or transfers in one or a series of transactions beneficial ownership of securities possessing more than 50% of the total combined voting power of Buyer’s outstanding securities to a person or entity not controlled by Buyer, or (iii) merges or consolidates with any entity that is not controlled by Buyer.

If a Default shall occur and be continuing then Seller shall be entitled to all remedies available to Seller under California law or applicable law (without regard to its principles of conflict of laws), and Seller shall have the right of offset described below. If a Default has occurred and is continuing, Seller at his option may accelerate Buyer’s obligation to pay principal and interest hereunder. No action or notice shall be required from Seller to accelerate the obligations hereunder, and the obligations hereunder shall automatically accelerate in the event of a default under items (c), (d) or (e) in the definition of a Default above.

If a Default has occurred and is continuing, and Buyer fails to make any payment due to Seller under this Promissory Note, whether by acceleration, or otherwise, then Seller shall be entitled to offset the amount due Seller against any amounts due from Seller to Buyer.

Buyer hereby expressly waives notice of default, presentment or demand for prepayment, demand, notice of nonpayment or dishonor, protest and notice of protest, or any other notice or demand.

V. Guaranty. All obligations of Buyer under this Promissory Note are guaranteed by a Guaranty dated of even date herewith executed and delivered by Nolte Associates, Inc., a California corporation (the “Company”) in favor of Seller.

VI. Subordination. The indebtedness evidenced by this instrument is subordinated to (i) the prior payment of the Superior Indebtedness (as defined in that certain Subordination Agreement dated August 3, 2010, among Buyer, as borrower, Seller, as creditor, and Torrey Pines Bank, as lender, and all amendments, replacements, modifications and restatements thereof, the “Subordination Agreement”), and (ii) any other bank debt of Nolte Associates, Inc. or Buyer, including any bank debt refinancing or replacing the Superior Indebtedness referenced in (i) above. Seller agrees to execute and deliver the Subordination Agreement and any other subordination agreement required by any bank providing financing to Buyer or Nolte Associates, Inc.

VII. General Provisions.

No delay or omission on the part of Seller in exercising his rights under this Promissory Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Seller, nor shall any waiver by Seller, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

Buyer promises to pay all costs of collection, including reasonable attorneys’ fees incurred by Seller in connection with the enforcement or presentation of any of Seller’s rights or remedies hereunder or any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time or any similar law.

Time is of the essence of this Promissory Note.

This Promissory Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its principles of conflict of laws. To the fullest extent permitted by law, Buyer and Seller hereby (a) submit to the jurisdiction of the State of California and United States courts for the California judicial circuit and the federal district, respectively, wherein lies San Francisco County, California, for purposes of any legal action or proceeding brought under or in connection with this Promissory Note, (b) agree that exclusive venue of any such action or proceeding shall be in San Francisco County, California and (c) waive any claim that the same is an inconvenient forum.

Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Promissory Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, Buyer shall not be obligated to pay, and the Seller shall not be entitled to charge, collect, receive, reserve or take interest in excess of the Highest Lawful Rate and, during any such period, the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by Seller in connection with this Promissory Note under applicable law.

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IN WITNESS WHEREOF, the undersigned, has executed this Promissory Note as of the day and year first above written.

Vertical V, Inc.

By:
Name: Dickerson Wright
Title: Chief Executive Officer

EXHIBIT “B”

Form of Guaranty

GUARANTY

The undersigned (“Guarantor”) hereby absolutely, irrevocably and unconditionally guaranties (as primary obligor and not merely as surety) to the Seller (as defined below) under that certain Promissory Note dated as of August 3, 2010, in the principal amount of Three Million Three Hundred Thirty Five Thousand Seven Hundred Ninety Seven and 26/100 Dollars ($3,335,797.26) (the “Note”) by VERTICAL V, INC., a Delaware corporation (“Buyer”) to the order of GEORGE S. NOLTE, JR., an individual, and GEORGE S. NOLTE, JR., AS TRUSTEE OF THE NOLTE FAMILY TRUST U/T/A DATED AUGUST 20, 2001 (collectively, together with any subsequent holder hereof, “Seller”), the full and prompt payment (whether at stated maturity, by acceleration, or otherwise) and performance of any and all indebtedness of Buyer to Seller, whether now existing or hereafter incurred, under the Note, including, without limitation, (a) all principal, interest, fees, reasonable attorneys’ fees, liabilities for costs and expenses and other indebtedness, obligations and liabilities of Buyer to Seller at any time created or arising in connection with the Note or any amendment, extension, renewal, or modification thereto or substitution therefor; and (b) all costs, expenses and fees, including but not limited to court costs and reasonable attorneys’ fees and paralegal fees, arising in connection with, or as a consequence of the non-payment, non-performance or non-observance by Buyer or Guarantor of all amounts, indebtedness, obligations and liabilities of Buyer to Seller described in this paragraph. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Note.

Guarantor agrees that the obligations hereunder are independent of and in addition to the undertakings of Buyer pursuant to the Note. A separate action may be brought to enforce the provisions hereof against Guarantor, whether or not Buyer, or any other guarantor, is a party in any such action. Buyer and/or Guarantor and/or any other guarantor may be sued together, or any of them may be sued separately without first or contemporaneously suing the other.

All notices under this Guaranty shall be in writing and shall be deemed to have been given within three (3) days of the date placed in the U.S. Mail if mailed by U.S. Mail, certified or registered, postage prepaid, or on the same day sent by telecopy provided such is sent on a business day and the Seller has received confirmation of the delivery of such telecopy, or one (1) business day after being entrusted for delivery with a reputable overnight courier service, and addressed to Guarantor as set forth below its signature to this Guaranty. Guarantor may change the address to which notices shall be directed by giving three (3) business days written notice of such change to Seller.

This Guaranty shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. Jurisdiction and venue for any proceeding regarding this Guaranty shall be in San Francisco County, California.

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IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of August 3, 2010.

NOLTE ASSOCIATES, INC., a California corporation

By:
Name: Kenneth Rudolph Title: President

Address for Notices: 2495 Natomas Park Drive, Fourth Floor Sacramento, CA 95833 Attn: President Facsimile: (916) 641-9222

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EXHIBIT “C”

Form of Non-Solicitation Agreement

NON-SOLICITATION AGREEMENT

THIS NON-SOLICITATION AGREEMENT (this “Agreement”) is made and entered into as of August 3, 2010 by and between NOLTE ASSOCIATES, INC., a California corporation (the “Company”), and GEORGE S. NOLTE. JR., an individual resident of the State of California (“Seller”).

W I T N E S S E T H:

WHEREAS, the Company, Seller and VERTICAL V, INC., a Delaware corporation (“Buyer”) have entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), regarding the terms of Buyer’s purchase from Seller of all of the shares of capital stock owned by Seller of the Company (the “Shares”); and

WHEREAS, as a material inducement to Buyer to enter into the Stock Purchase Agreement, Seller has agreed to enter into this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.	Definitions. All capitalized terms used herein shall have the same meanings as used in the Stock Purchase Agreement, unless otherwise defined in this Agreement.

2.	Non-Solicitation. Seller agrees that, for a period of five (5) years after the Closing Date of the sale, assignment, transfer, conveyance and delivery to Buyer of the Shares under the Stock Purchase Agreement (the “Non-Solicitation Period”), Seller shall not, directly or indirectly, without the prior written consent of the Company: (i) solicit or attempt to solicit any client of the Company to terminate or modify its client contract with the Company or to become a client of any other firm; or (ii) solicit or attempt to solicit any person who is engaged as an employee or otherwise by the Company to terminate or modify his or her employment or other engagement with the Company. For purposes of this Section 2, the term “client” shall be determined as of the first day of the Non-Solicitation Period and shall mean those individuals or entities: (A) with whom the Company is negotiating to perform work, (B) for whom the Company is then performing work, or (C) for whom the Company has performed any work within the two (2) year period immediately preceding the Non-Solicitation Period. In the event that Seller violates this Section, the Purchase Price shall be reduced as follows. For all Shares that were owned by Seller as of July 8, 2005, the Purchase Price per Share shall be the lesser of: (A) the price established as of the fiscal year ending September 30, 2004 under the Buy-Sell Agreement; and (B) the valuation calculated pursuant to Article 5 of the Buy-Sell Agreement. For all Shares purchased after July 8, 2005, the Purchase Price per Share shall be the lesser of: (C) the price Seller paid for the Shares; and (D) the valuation calculated pursuant to Article 5 of the Buy-Sell Agreement.

3.	Reasonableness. The parties acknowledge that the provisions of this Agreement are reasonable and necessary for the protection and benefit of the Company and its business.

4.	Severability. The provisions of this Agreement, as well as the period of time and types and scope of restrictions of Seller’s activities specified herein, are intended to be divisible; and in the event any provision herein shall be deemed invalid or unenforceable in any respect, as to period of time, business or activities, the remaining provisions shall not thereby be affected, but shall remain in full force and effect; and this Agreement shall be deemed to be amended without further action by the parties hereto to the extent necessary to render it valid or enforceable.

5.	Damages. In recognition of the possibility that any violation by Seller of the terms, provisions and conditions contained herein may cause irreparable or indeterminate damage or injury to the Company, the exact amount of which will be impossible to ascertain, the Company shall be entitled as a matter or right to obtain a decree of specific performance of the terms hereof or an injunction from any court of competent jurisdiction restraining any violation or threatened violation

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of this Agreement. Such right to specific performance or an injunction or restraining order, however, shall be cumulative and in addition to, and not in limitation of, any other rights or remedies the Company may have for damages, to protect its rights, or otherwise.

6.	Entire Agreement. This Agreement together with any other agreements entered into contemporaneously herewith constitutes and represents the entire agreement between the parties hereto and supersedes any prior understandings or agreements, written or verbal, between the parties hereto respecting the subject matter herein. This Agreement may be amended, supplemented, modified or discharged only upon an agreement in writing executed by all the parties hereto.

7.	Waiver. The failure or delay of the Company at any time to require Seller to perform under this Agreement, even if the Company is aware of Seller’s breach, shall not affect the Company’s right to require performance at a later time. Any waiver by the Company of any breach of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of this Agreement. No notice to or demand on Seller shall, of itself, entitle Seller to any other or further notice or demand in similar or other circumstances.

8.	Notices. Any notice required or permitted to be delivered pursuant to the terms of this Agreement shall be considered to have been sufficiently delivered within three (3) days of the date placed in the U.S. Mail if mailed by U.S. Mail, certified or registered, postage prepaid, or on the same day sent by telecopy provided such is sent on a business day and the sender has received confirmation of the delivery of such telecopy, or one (1) business day after being entrusted for delivery with a reputable overnight courier service, and addressed as set forth below the signature of the party to whom notice is being given, or to such other address as the parties may from time to time designate by notice in writing to the other party.

9.	Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns. In addition, the Company’s successors and permitted assigns shall be third party beneficiaries of the Company’s rights under this Agreement.

10.	Litigation/Attorney’s Fees. Should any party hereto institute any action or proceeding in court or otherwise to enforce or interpret this Agreement by reason of or with respect to an alleged breach of any provision hereof, the prevailing party shall be entitled to receive from the non-prevailing party such amount as the court may judge to be reasonable attorneys’ and paralegals’ fees for the services rendered to the prevailing party in such action or proceeding (including such costs and fees incurred in any appeal), plus the prevailing party’s costs and expenses therein, regardless of whether such action or proceeding is prosecuted to judgment.

11.	Governing Law. This Agreement shall be governed by California law. Jurisdiction and venue for any proceeding regarding this Agreement shall be in San Francisco County, California.

12.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

NOLTE ASSOCIATES, INC.

By:
Name:
Title:

Address for Notices:

Fax:

Name: George S. Nolte, Jr.

Address for Notices:

Fax:

SIGNATURE PAGE FOR NON-SOLICITATION AGREEMENT

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EXHIBIT “D”

Form of Consulting Agreement

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of August 3, 2010 by and between Nolte Associates, Inc., a California corporation (the “Company”), and George S. Nolte, Jr., a resident of the State of California (the “Consultant”).

RECITALS

WHEREAS, concurrent with the execution of this Agreement, Vertical V, Inc., a Delaware corporation (“VV”), the Company and Consultant, among others closed on that certain Stock Purchase Agreement, dated as of August 3, 2010 (the “Stock Purchase Agreement”), pursuant to which VV acquired the capital stock of the Company owned by Consultant;

WHEREAS immediately preceding the Stock Purchase Agreement, Consultant was a shareholder and director of the Company;

WHEREAS, the Consultant has extensive knowledge about the customers, suppliers, personnel, business practices, procedures and other matters pertaining to the Business of Nolte Associates, and the Company desires to maintain, on a formal basis, access to the knowledge, information, contacts and expertise of the Consultant;

WHEREAS, the Company desires to retain the Consultant as a consultant to the Company with respect to the Business, and the Consultant desires to accept such engagement with the Company, upon the terms and conditions set forth herein; and

WHEREAS, the Stock Purchase Agreement provides that the closing of the transactions contemplated thereunder are contingent upon the concurrent execution and delivery of this Agreement by the Consultant and the Company.

NOW, THEREFORE, for and in consideration of the recitals set forth above, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all of the parties hereto, the parties intending to be legally bound, agree as follows:

The foregoing recitals are hereby fully incorporated herein by reference and made a part of the terms of this Agreement.

Section 1. Definitions. Capitalized terms not expressly defined in this Agreement shall have the meaning set forth in the Stock Purchase Agreement. VV and its affiliates are collectively referred to herein as the “Vertical Group.” The term “Affiliate” means any person controlling, controlled by or under common control with any other Person.

Section 2. Representations and Warranties of the Consultant. The Consultant hereby represents and warrants to the Company that (a) this Agreement is the legal, valid and binding obligation of the Consultant and is enforceable against the Consultant in accordance with its terms; and (b) the execution and delivery by the Consultant of this Agreement do not, and the performance by the Consultant of the Services (as defined herein) and of the Consultant’s other obligations hereunder will not, with or without the giving of notice or the passage of time, or both (i) violate any judgment, writ, injunction or order of any court, arbitrator, governmental agency or quasi-governmental agency applicable to the Consultant; or (ii) conflict with, result in the breach of any provision of, or the termination of, or constitute a default under, any agreement to which the Consultant is a party or by which the Consultant is or may be bound.

Section 3. Representations of the Company. The Company hereby represents and warrants to the Consultant that this Agreement: (a) has been duly authorized, executed and delivered by the Company and (b) is the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

Section 4. Obligations of the Consultant; Taxes.

4.1 The Consultant shall make himself available to consult with the Company and its affiliates on a regular basis as the Company may request with respect to matters involving customers and potential customers, business practices, business opportunities, personnel, customer and potential customer visits, business planning and other matters relating to the Business (collectively, the “Services”), will hold the title of “Chairman Emeritus” of Nolte, and serve as an advisory board member to the Vertical Group executive committee. Notwithstanding the foregoing, the Consultant will not be required to devote more time to the performance of Services hereunder as the parties may mutually agree. The Consultant shall comply with all policies of the Company.

4.2 The Consultant acknowledges and agrees that the Consultant shall be responsible for filing all tax returns, tax declarations and tax schedules, and for the payment of all taxes required, when due, with respect to any and all compensation earned by the Consultant under this Agreement. The Company will neither pay nor withhold any employment or other taxes with respect to the compensation it pays the Consultant. Rather, the Company will report the amounts it pays the Consultant on IRS Form 1099, to the extent required to do so under applicable provisions of the Internal Revenue Code of 1986, as amended.

Section 5. Consulting Fee and Expenses.

5.1 Compensation. The Company shall pay the Consultant a fee (the “Consulting Fee”) of Thirty Six Thousand Dollars ($36,000.00) per year during the term of this Agreement, as full compensation for the Services rendered by the Consultant. The Consulting Fee shall be payable monthly.

5.2 Expense Reimbursement. The Company shall reimburse the Consultant for all reasonable out-of-pocket expenses (including, without limitation, telephone, fax and travel expenses) incurred by the Consultant at the request of the Company during the performance of the Services; provided, however, that such reimbursement shall be made on the basis of actual costs incurred as evidenced by receipts provided by the Consultant to the Company.

5.3 No Other Compensation. The Consultant shall not be entitled to any bonus or other compensation from the Company, or be entitled to participate in any insurance program or other benefit plan, program or arrangement offered by the Company, Vertical or their respective affiliates to their employees.

Section 6. Term and Termination. The Company shall engage the Consultant, and the Consultant shall serve the Company, for a period beginning on the date of this Agreement and ending on August 3, 2012 (the “Term”). The Term may be extended only upon the mutual written agreement of the parties hereto on a month to month basis. This Agreement may be terminated at anytime upon the mutual written agreement of the parties, or at any time after the second anniversary of this Agreement upon at least thirty (30) days prior written notice of the Company to the Consultant.

Section 7. Relationship of the Parties. The Services being performed by the Consultant under this Agreement shall be performed by the Consultant as an independent contractor. This Agreement shall not be construed to create in any way whatsoever a partnership relationship or an employer/employee relationship between the Consultant and the Company or any of its affiliates. The Consultant shall not have any power or authority to bind the Company and/or any of its affiliates, and the Consultant shall not be deemed to be the agent of the Company or any of its affiliates and shall not act for or on behalf of any of them, except as may be expressly authorized in writing by an executive officer of the Company. In performing the Services, the Consultant shall not identify himself as an employee of the Company or any of its affiliates.

Section 8. Stock Purchase Agreement.

8.1 Relationship to Stock Purchase Agreement. The parties acknowledge that they have separately entered into a Stock Purchase Agreement and that such Stock Purchase Agreement also contains various restrictive covenants agreed to by the Consultant in his capacity as an owner of a business being acquired by Vertical (the “Stock Purchase Agreement Covenants”) as opposed to those set forth herein in his capacity as a consultant of the Company. The parties agree that the covenants set forth in this Agreement is independent and supplemental to the Stock Purchase Agreement Covenants and are not intended to limit in any way the enforcement of such Stock Purchase Agreement Covenants, nor are such Stock Purchase Agreement Covenants intended in any way to limit the enforcement of the covenants in this Agreement.

Section 9. Dispute Resolutions.

9.1 Any dispute or controversy between Company and Consultant relating to this Agreement shall be settled by binding arbitration before a single arbitrator in Sacramento, California pursuant to the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). Each party shall bear its own costs, expenses and fees, including, without limitation, attorneys’ fees and experts’ fees with respect to such arbitration. The parties shall share equally the fees of the arbitrator and the AAA. The arbitration proceedings, as well as all evidence and the dispute presented therein, shall be strictly confidential; provided, however, that judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction.

9.2 Consultant hereby irrevocably consents to, and unconditionally waives any objection to, the exclusive personal jurisdiction and venue of the aforesaid courts, and waives any claim that the aforesaid courts constitute an inconvenient forum and any right to trial by jury. If such judicial proceeding are instituted, the parties agree that such proceedings shall be not be stayed pending the outcome of any arbitration proceeding hereunder. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement.

Section 10. Miscellaneous.

10.1 Notices. All notices, demands or other communications required or provided hereunder shall be in writing and shall be deemed to have been given and received when delivered in person or transmitted by facsimile transmission with confirmed receipt to the respective party, or three days after dispatch by certified mail, postage prepaid, addressed to the respective party at the address set forth below or at such other addresses as such parties may designate by notice to the other party in accordance with the provisions of this Section 10.1:

If to Company:	Mr. Dickerson Wright, CEO
Nolte Associates, Inc. 200 South Park Road, Suite 350 Hollywood, Florida 33021 Facsimile: (954) 495-2101

With copy to:	Richard Tong, Esq.
Nolte Associates, Inc. 200 South Park Road, Suite 350 Hollywood, Florida 33021 Facsimile: (954) 495-2101

If to Consultant:	George Nolte
9785 Powerhouse Road Newcastle, CA 95658

10.2 Governing Law. This Agreement shall be governed by, construed and applied, and all disputes related to or arising from this Agreement shall be resolved, in accordance with, the internal laws of the State of California without giving effect to conflict of law principals thereof.

10.3 Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder shall nevertheless remain in full force and effect, if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

10.4 Entire Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes and replaces in its entirety all prior agreements and understandings, oral or written, between Consultant and the Company and/or any member of the Vertical Group with respect to the subject matter hereof. No other representations, promises, agreements or understandings regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound, and dated subsequent to the date hereof.

10.5 Mergers and Consolidation; Assignability. If the Company, or any Successor Company, as defined in this Section 10.5, shall at any time be merged or consolidated into or with any other corporation or corporations, or if substantially all of the assets of the Company or any such Successor Company shall be sold or otherwise transferred to another corporation, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing corporation or the corporation resulting from such merger or consolidation or the corporation to which such assets shall be sold or transferred (“Successor Company”) and any such assignment of this Agreement shall be binding upon, and this Agreement shall continue to inure to the benefit of, Consultant. This Agreement may be assigned without Consultant’s consent to any member of the Vertical Group in connection with the underwritten public offering of the securities of such member. Without Consultant’s prior written consent, except as provided in the two foregoing sentences, this Agreement shall not be assignable by the Company or by any Successor Company. This Agreement shall not be assignable by Consultant and any purported assignment of rights or delegation of duties under this Agreement by Consultant shall be void.

10.6 Amendment. This Agreement may not be canceled, changed, modified, or amended orally, and no cancellation, change, modification or amendment hereof shall be effective or binding unless in a written instrument signed by the Company and Consultant. A provision of this Agreement may be waived only by a written instrument signed by the party against whom or which enforcement of such waiver is sought.

10.7 No Waiver. The failure at any time either of the Company or Consultant to require the performance by the other of any provision of this Agreement shall in no way affect the full right of such party to require such performance at any time thereafter, nor shall the waiver by either the Company or Consultant of any breach of any provision of this Agreement be taken or held to constitute a waiver of any succeeding breach of such or any other provision of this Agreement.

10.8 Counterparts. This Agreement may be executed in two or more counterparts and each such counterpart shall be deemed to be an original instrument, including facsimile signatures, but all such counterparts together shall constitute one and the same instrument.

10.9 Headings. The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

10.10 Additional Obligations. Both during and after the Term, Consultant shall, upon reasonable notice, furnish the Company with such information as may be in Consultant’s possession and cooperate with the Company, as may reasonably be requested by the Company (and, after the Term, with due consideration for Consultant’s obligations with respect to any new employment or business activity) in connection with any litigation in which the Company or any Affiliate is or may become a party. The Company shall reimburse Consultant for all reasonable expenses incurred by Consultant in fulfilling Consultant’s obligations under this Section 10.10. The Company shall use its reasonable efforts to assure that requests for Consultant’s assistance under this Section 10.10 do not interfere with Consultant’s obligations to any subsequent employer.

10.11 No Conflict. Consultant represents and warrants that Consultant is not subject to any agreement, order, judgment, or decree of any kind that would prevent Consultant from entering into this Agreement or performing fully Consultant’s obligations hereunder. Consultant acknowledges being instructed: (a) that it is the Company’s policy not to seek access to or make use of trade secrets or confidential business information belonging to other persons or organizations, including but not limited to competitors or former employers; and (b) that Consultant should not, under any circumstances, reveal to the Company or any member of the Vertical Group or make use of trade secrets or confidential business information belonging to any other person or organization. Consultant represents and warrants that Consultant has not violated and shall not violate such instructions.

10.12 Survival. Consultant’s obligations as set forth in Section 8 represent independent covenants by which Consultant is and shall remain bound notwithstanding any breach or claim of breach by the Company, and shall survive the termination or expiration of this Agreement.

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IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Agreement to be effective as of the date first written above.

CONSULTANT:

By:
Name: GEORGE S. NOLTE, JR.

COMPANY:

NOLTE ASSOCIATES, INC.

By:
Name:
Title: